EXHIBIT 23.12

Consent of Snowden Mining Industry Consultants Inc.

We hereby consent to the incorporation by reference in Midway Gold Corp.’s (the “Company”) Registration Statement on Form S-8, of references to our name and to the summary of the technical report entitled "Golden Eagle Project, Washington State, USA, Technical Report" dated July 2009, included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Walter A Dzick
By:
Name:  Walter A. Dzick
Title:  Principal Consultant Applied Geosciences

Snowden Mining Industry Consultants Inc.

August 1, 2013